SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into by and between New York Health Care, Inc. a New York Corporation, on the one hand (hereinafter known as the "Company") and Corval International, Inc. and its sole owner and assignee, Mark Olshenitsky (collectively hereinafter known as "Mark").

WHEREAS, in the course of their affiliations, certain differences between the parties have arisen and they desire to enter into an arbitration agreement, whereby Saadia S. Shapiro (hereinafter known as the "Arbitrator") was named the Arbitrator. And;

WHEREAS, the parties have agreed to sign this settlement agreement which will avoid further costs and expenses and resolve their differences;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged the parties agree as follows:

1. Pursuant to the signing of this agreement the Company will issue to Mark the amount 300,000 shares of common stock of the Company's securities (hereinafter known as the "Shares"). Said Shares shall be "restricted shares".

2. Once the share certificate(s) are registered in Mark's name, said share certificate(s) shall be delivered to the Arbitrator to be held in escrow pursuant to the terms set forth in the escrow agreement. Mark shall further sign a Power of Attorney empowering the Arbitrator to act as escrow agent for said Shares.

3. Upon receipt of the shares, Mark hereby declares that he will not have any claims, whatsoever, against the Company, its past and present employees, officers, Directors and consultants and that this Settlement Agreement settles any claims, disputes that have arisen or may arise in the future between the parties.

4. This Settlement Agreement shall be binding upon, and inure to the benefit of the signatories and all of their respective affiliates, shareholders, agents, officers, directors, employees, heirs, executors, administrators, predecessors, successors, and assigns.

5. The parties agree that they have negotiated the terms and have prepared this Settlement Agreement equally between themselves and have waived representation by counsel and that the terms of this Settlement Agreement shall be construed equally against each of the parties, with no greater force or effect as to one against the others.

6. This Settlement Agreement shall be construed pursuant to the laws of the State of New York. If any disputes arise under this Settlement Agreement, the parties agree to submit to the jurisdiction and venue of the New York State Supreme Court in New York County.

7. Whereas the parties to this Agreement have agreed that this Agreement is valid in and of itself and is not dependant or contingent on the execution of any other agreements. This Agreement may be signed in counterparts and the obligations of each party is not contingent on the execution by any other party of this Agreement.

8. The following documents shall be executed in accordance with the preamble stated above.

1. General Release from Mark to Company.
2. Power of Attorney.
3. Escrow Agreement between Mark and Arbitrator.

IN WITNESS WHEREOF, the signatories have set their hands and seals and have executed this Settlement Agreement on March 9, 2006.

______________________ Date: March 9th, 2006
New York Health Care, Inc.
By Dennis M. O'Donnell - CEO

Mark Olshenitsky by Salia Shapiro as attorney in fact Date: March 9, 2006
Mark Olshenitsky, Individually

Mark Olshenitsky by Salia Shapiro as attorney in fact Date: March 9, 2006
Corval International, Inc.
By Mark Olshenitsky, as sole owner

STATE OF NEW YORK
COUNTY OF NEW YORK)

On March 9th, 2006, before me personally came Mark Olshenitsky known to me to be the individual described in, and who executed the foregoing Settlement Agreement, and who duly acknowledged to me that he executed the same.

____
Notary Public

S. Ehrlich
Notary Public State of New York
Qualified in Nassau County
Commission Expires 12/13/2006
No. 02EH6034579

STATE OF NEW YORK
COUNTY OF NEW YORK)

On March 9th, 2006, before me personally came Dennis O'Donnell known to me to be the individual described in, and who executed the foregoing Settlement Agreement, and who duly acknowledged to me that he executed the same.

____
Notary Public

S. Ehrlich
Notary Public State of New York
Qualified in Nassau County
Commission Expires 12/13/2006
No. 02EH6034579

GENERAL RELEASE

THIS GENERAL RELEASE dated as of March 9th, 2006 ("Agreement"), by and between, Corval International, Inc. (together with any direct and/or indirect affiliates and subsidiaries) and Mark Olshenitsky ("Corval") on the one hand and New York Health Care, Inc. and The BioBalance Corporation (together with their direct and indirect affiliates and subsidiaries, "Company") on the other hand (each a "party" and collectively the "parties").

In consideration of the several covenants and releases contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Termination of Corval Agreement. The parties acknowledge the Agreement dated April 14 and/or 21, 2003 (the "Corval Agreement"), between Corval and Company is hereby terminated. All further benefits, compensation, remuneration, and/or other rights and remedies of Corval under the Corval Agreement are hereby terminated and rendered null and void.

2. Release of All Claims. Corval irrevocably and unconditionally releases Company, New York Health Care, Inc. and all of their direct and indirect entities, affiliates, and subsidiaries, and with respect to each of them, their predecessors and successors; and with respect to each such entity, all of its past and present officers, directors, employees, shareholders, agents, contractors, vendors, and other representatives (collectively, the "Released Parties"), from any and all claims, agreements, disputes, causes of action, demands or liabilities of any nature whatsoever, whether in law or equity, arising at any time prior to the execution of this Agreement, whether known or unknown, that Corval ever had, now has, or hereafter can, shall, or may have, including but not limited to, breach of contract, failure to pay in whole or part any consideration or benefits of any kind whatsoever; the violation of any express or implied contract, tort; or any claim for any kind of compensatory, special or consequential damages, indirect, exemplary, punitive or liquidated damages, attorneys' fees, costs, disbursements or expenses. Any and all claims and/or disputes arising out of or relating to any of the foregoing shall be, and are, finally compromised, released and settled. Corval agrees not to encourage or cooperate or otherwise participate or confer with any potential plaintiff to commence any legal action or make any claim against any Released Party. Notwithstanding the foregoing, this paragraph shall not bar claims in good faith to enforce this Agreement.

3. General. Corval has not assigned or transferred any claim he is releasing, nor has he purported to do so. This Agreement shall be governed construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions therein. The parties expressly understand and agree that this Agreement and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns. This Agreement may be executed in one or more counterparts, and a facsimile copy of an executed counterpart shall be valid and have the same force and effect as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day, month and year first above written.

New York Health Care, Inc.

and

The BioBalance Corporation

By: Den M O'Donnell

Name: Dennis M. O'Donnell
Title: President & CEO of New York Health Care, Inc. and The BioBalance corporation
Date: 3/9/06

Corval International, Inc.

And Mark Olshenitsky

By: Mark Olshenitsky by Sala Agric as attorney in fact

Name: Mark Olshenitsky
Title: Individually and Sole Owner of Corval International, Inc.
Date: 3/9/06